Exhibit 10.7.1

AMENDMENT TO THE

2003 STOCK OPTION PLAN OF BIO-RAD LABORATORIES, INC.

Bio-Rad Laboratories, Inc., a corporation organized under the laws of the State of Delaware (the “Corporation”), has previously adopted the 2003 Stock Option Plan of Bio-Rad Laboratories, Inc. (as amended from time to time, the “Plan”).  Section 8.2 of the Plan allows the Board of Directors of the Corporation to amend the Plan in certain respects at any time or from time to time.

In order to amend the Plan in certain respects, this Amendment to the Plan has been adopted by a resolution of the Board of Directors of the Company on February 21, 2007, effective as set forth below.  This Amendment to the Plan, together with the Plan, constitutes the entire Plan as amended to date.

1.

Effective as of March 19, 2007, Article I of the Plan is hereby amended to incorporate a new section following Section 1.10, renumbering each subsequent subsection accordingly, to read in its entirety as follows:

1.11

 “Equity Restructuring” means a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Options.

2.

Effective as of March 19, 2007, Section 8.3(a) of the Plan is hereby amended to read in its entirety as follows:

(a)

Subject to Section 8.3(d), in the event that the Administrator determines that, other than an Equity Restructuring, any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), reorganization, merger, consolidation, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i)

the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Option Limit);

(ii)

the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options; and

(iii)

the grant or the exercise price with respect to any Option.

3.

Effective as of March 19, 2007, the first paragraph of Section 8.3(b) of the Plan is hereby amended to read in its entirety as follows:

(b)

Subject to Section 8.3(d), in the event of any transaction or event described in Section 8.3(a) or, other than an Equity Restructuring, any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event (any such action applied to Employees and former Employees to be applied uniformly) and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

4.

Effective as of March 19, 2007, Section 8.3 of the Plan is hereby amended to incorporate a new subsection (f) following existing subsection (e), to read in its entirety as follows:

(f) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 8.3(a) and 8.3(b):

(i)

The number and type of securities subject to each outstanding Option and the exercise price thereof will be equitably adjusted.  The adjustments provided under this Section 8.3(f)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(ii)

The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Option Limit).

* * * * * * * *

Executed on March 19, 2007

BIO-RAD LABORATORIES, INC

By:	/s/ Sanford S. Wadler
Sanford S. Wadler
Vice President and General Counsel